UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2017

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Wendy Wee as Chief Financial Officer
On July 24, 2017, the Board of Directors of Kindred Biosciences, Inc. (the “Company”) appointed Wendy Wee as the Chief Financial Officer of the Company, effective July 28, 2017. In such capacity, Ms. Wee will also serve as the Company’s principal financial officer and principal accounting officer.
Ms. Wee, age 64, has served as the Company’s Vice President of Finance from December 30, 2014 to July 27, 2017, prior to accepting her role as Chief Financial Officer of the Company. She initially worked with the Company as a consultant in October, 2014. From 2002 until August 2014, Ms. Wee served in various positions at Telik, Inc., a biotechnology company focused on oncology, including as Vice President of Finance, Principal Financial and Accounting Officer, and Controller. Prior to her time at Telik, Inc., Ms. Wee was the Senior Director of Finance and Controller at Connetics, Inc., a biotechnology company focused on dermatological diseases. Previous to that, she held various management positions at Silicon Graphics, Inc., MIPS Computer Systems and Unisys Corporation.
In connection with Ms. Wee’s appointment as the Company’s Chief Financial Officer, the Company entered into a written employment agreement, dated July 28, 2017 (the “Employment Agreement”), with Ms. Wee. Under the Employment Agreement, the Company has agreed to pay Ms. Wee an initial base salary of $297,754 per year, and Ms. Wee may be eligible to receive an annual performance-based cash bonus targeted at 30% of her base salary. Effective as of July 28, 2017 (the “Grant Date”), the Company granted Ms. Wee an option to purchase 50,000 shares of the Company’s common stock, with a term of 10 years, which will vest and become exercisable as to 25% of the total number of shares on the first anniversary of the Grant Date and as to an additional 1/48th of the total number of shares on the same day of each of the 36 successive calendar months thereafter, such that the option will be fully vested on the fourth anniversary of the Grant Date, subject to Ms. Wee remaining an employee of the Company. The option has an exercise price equal to the closing price of the Company’s common stock on The NASDAQ Capital Market on the Grant Date. Ms. Wee will be eligible to earn an additional option to purchase shares of the Company’s common stock on an annual basis, based on the achievement of Ms. Wee’s and the Company’s goals, in an amount equal to .3% of then-outstanding shares.

Under the terms of Ms. Wee’s Employment Agreement, if her employment is terminated by the Company without “Cause,” or she resigns for “Good reason,” then, subject to her execution of a general release of claims, Ms. Wee will be entitled to receive twelve months of her annual base salary payable within seven days of termination, reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all of her outstanding stock options and any other equity awards. In addition, if we terminate her employment within the twelve-month period following a “Change in control,” any unvested options or restricted stock shall vest and be immediately exercisable by her.
“Cause” for purposes of Ms. Wee’s Employment Agreement means Ms. Wee has: (i) been grossly negligent in the performance of her duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Ms. Wee’s employment or the Company involving, in the good faith judgment of the Company’s CEO, fraud or theft, but excluding any conviction which results solely from Ms. Wee’s title or position with the Company and is not based on her personal conduct; (iv) breached any material provision of her Employment Agreement or of any nondisclosure or non-competition agreement, between Ms. Wee and the Company, as all of the foregoing may be amended prospectively from time to time; (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time; or (vi) failed to perform any of her material obligations under her Employment Agreement or failed to execute and perform any directions of the Company’s CEO.

“Good reason” for the purposes of Ms. Wee’s Employment Agreement means Ms. Wee has suffered a material reduction in total compensation without her express written consent.

“Change of control” for purposes of Ms. Wee’s Employment Agreement means: (i) a merger or consolidation of the Company whether or not approved by the Company’s CEO or Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Richard Chin, the Company’s Chief Executive Officer, has served as the Company’s interim Chief Financial Officer since September, 2014. As of July 28, 2017, the date of Ms. Wee’s appointment as Chief Financial Officer, Mr. Chin no longer serves as interim Chief Financial Officer.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On July 24, 2017, the Company held its Annual Meeting of Stockholders. A total of 19,246,976 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 81.5% percent of the Company’s outstanding common stock as of the June 1, 2017 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 8, 2017.
PROPOSAL 1 - Election of Director. As to the election of director nominee, Herbert D. Montgomery, to serve as a Class I director until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified, the voting was as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
1. Herbert D. Montgomery	14,879,990	51,412	4,315,574

PROSPOAL 2 - Approval of Kindred Biosciences, Inc. 2017 Rights Agreement. As to the proposal to approve the Kindred Biosciences, Inc. 2017 Rights Agreement, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
8,629,601	6,295,651	6,150	4,315,574

PROPOSAL 3 - Ratification of Independent Public Accountant. As to the ratification of the appointment of KMJ Corbin & Company LLP as the Kindred Biosciences, Inc. independent registered public accounting firm for the year ending December 31, 2017, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
18,473,542	157,086	616,348	—

Based on the forgoing votes, Herbert D. Montgomery was elected as a Class I director, and Proposal 2 and Proposal 3 were approved.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: July 28, 2017	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated July 28, 2017 between Kindred Biosciences, Inc. and Wendy Wee